UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2015

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2015, the shareholders of P. H. Glatfelter Company (the “Company”) approved the Amended and Restated Management Incentive Plan (the “MIP”). The MIP is administered by the Compensation Committee and is intended to provide grants of performance-based cash awards under Section 162(m) of the Internal Revenue Code to eligible participants.

As more fully described in the MIP, awards will be based on the achievement of one or more performance goals during a performance period as established by the Compensation Committee; for awards not intended to be performance-based compensation, other non-financial operating and management performance objectives may be used. The period for which performance is measured generally is a calendar year but can be another period not to exceed three years, as selected by the Compensation Committee. Participation in the MIP is approved by the Compensation Committee and is limited to officers, including the named executive officers, and key employees of the Company who have significant responsibility for corporate or business segment facility-based operations. Awards under the MIP for any participant may not exceed $3.5 million for a performance period of one year. In the event a performance period exceeds one year, the individual $3.5 million limit shall be multiplied by such number of years to determine the aggregate limit for the performance period. The MIP will continue from year to year until terminated by the Board or the Compensation Committee. This description is qualified in its entirety by reference to the MIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 7, 2015, the Company held its annual meeting of shareholders. There were 43,187,297 shares of common stock entitled to vote at the meeting and a total of 40,175,090 (93.03%) shares of common stock were represented at the meeting.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1. The election of nine members of the Board of Directors to serve until the Company’s next annual meeting and until their successors are elected and qualified.

Each of the nine nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Withheld
Bruce Brown	36,833,709	435,016
Kathleen A. Dahlberg	36,652,713	616,012
Nicholas DeBenedictis	36,028,216	1,240,509
Kevin M. Fogarty	36,826,728	441,997
J. Robert Hall	36,644,499	624,226
Richard C. Ill	32,093,264	5,255,988
Ronald J. Naples	36,647,510	621,215
Dante C. Parrini	36,151,056	1,117,669
Lee C. Stewart	33,190,828	4,077,897

Proposal 2. A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain
39,395,175	636,501	33,255

Proposal 3. A proposal to approve the Company’s Amended and Restated Management Incentive Plan

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain
35,929,198	1,247,841	91,686

Proposal 4. A proposal to approve the advisory (non-binding) resolution on the compensation philosophy, policies and procedures followed by the Company with respect to executive officers, and the compensation of the Company’s Named Executive Officers (“Say-on-Pay”).

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain
36,299,907	846,664	122,154

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

May 8, 2015	By:	/s/ Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	P. H. Glatfelter Company Management Incentive Plan (as Amended and Restated, Effective as of January 1, 2015)